EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130243 on Form S-8 of Kentucky First Federal Bancorp of our report dated September 28, 2011 appearing in this 2011 Annual Report on Form 10-K of Kentucky First Federal Bancorp .

Crowe Horwath LLP

Louisville, Kentucky
September 28, 2011